UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 24, 2023

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40677	98-1581691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Empire State Building 20 West 34th Street, Suite 4215 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 906-4480

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares included as part of the Units, par value $0.0001 per share	APTM	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	APTMW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant to acquire one Class A ordinary share	APTMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 7, 2023, Alpha Partners Technology Merger Corp. (“APTM”) filed a definitive proxy statement (the “Extension Proxy Statement”) for an extraordinary general meeting (the “Extraordinary General Meeting”) of its shareholders originally to be held on July 25, 2023, at 11:00 a.m. Eastern Time. APTM plans to open the Extraordinary General Meeting as scheduled on July 25, 2023, at 11:00 a.m. Eastern Time, subject to the consent of the shareholders of APTM constituting a quorum as set out in APTM’s amended and restated memorandum and articles of association, and then immediately adjourn the Extraordinary General Meeting to July 27, 2023 at 11:00 a.m. Eastern Time, to consider and act upon a proposal to extend the date (the “Termination Date”) by which APTM must complete an initial business combination to up to July 30, 2024 (the “Articles Extension Date”) and to allow APTM, without the need for another shareholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis, for up to twelve times, by an additional one month each time, by resolution of APTM’s board of directors. The Extension Proxy Statement was mailed to APTM shareholders of record as of July 6, 2023. Shareholders may obtain a copy of the Extension Proxy Statement at the SEC’s website (www.sec.gov).

All APTM shareholders of record as of the close of business on July 6, 2023 are entitled to vote at the Extraordinary General Meeting. APTM shareholders who have not already voted, or wish to change their vote, are strongly encouraged to submit their proxies as soon as possible. Valid proxies submitted by shareholders prior to the Extraordinary General Meeting will continue to be valid for purposes of the rescheduled Extraordinary General Meeting. For more information on how to vote, please call APTM’s proxy solicitor, D.F. King & Co., Inc., at (888) 564-8149 for shareholders or (212) 269-5550 for bankers and brokers or email APTM@dfking.com.

Supplemental Disclosures to the Definitive Proxy Statement in Connection with the Actions

In addition, the Company hereby amends the disclosures in the definitive proxy statement as follows. Due to a typographical error, there were two references to “24 months” in Proposal No. 1 of the definitive proxy statement that should have referred to “36 months” to give effect to the proposed extension of the Termination Date as described above. Accordingly, such references to “24 months” in Proposal No. 1 of the definitive proxy statement shall instead be deemed to be references to “36 months” to give effect to such proposed extension. The information contained in these Supplemental Disclosures speaks only as of July 24, 2023, unless these Supplemental Disclosures specifically indicate that another date applies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2023

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

	By:	/s/ Sean O’Brien
	Name:	Sean O’Brien
	Title:	Chief Financial Officer